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                                                                    EXHIBIT 23.3


                  CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS




         Wright & Company, Inc. hereby consents to the use of our analysis relating to the evaluation entitled "Summary Report, Evaluation of Oil and Gas Reserves To the Interests of Atlas America, Inc., a Subsidiary of Resource America, Inc., in Certain Properties Located to Various States, Pursuant to the Requirements of the Securities and Exchange Commission, Effective September 30, 2002," for use in the Registration Statement on Form S-1, No. 333-105811, filed June 4, 2003, Pre-Effective Amendment No. 1 to the Registration Statement, No. 333-105811, filed July 28, 2003, and Pre-Effective Amendment No. 2 to the Registration Statement, No. 333-105811, filed September 5, 2003, of Atlas America Public #12-2003 Program, and for use by incorporation by reference in the Registration Statement on Form 8-A of Atlas America Public #12-2003 Limited Partnership, and any supplements thereto, including pre-effective and post-effective amendments, and to all references to Wright and Company, Inc. as having prepared such analysis and as an expert concerning such analysis.


                                              Wright & Company, Inc.



                                              /s/      D. Randall Wright
                                              ------------------------------
                                              Name:    D. Randall Wright
                                              Title:   President



Brentwood, TN
April 16, 2004